Exhibit 4.7.2

ACKNOWLEDGEMENT OF

APPOINTMENT OF SUCCESSOR TRUSTEES

OF

LINCOLN NATIONAL CAPITAL VIII

This Acknowledgement of Appointment of Successor Trustees (this “Acknowledgement”), is dated as of March 6, 2009 and is pursuant to Section 6 of the Trust Agreement, dated as of March 18, 2002 (the “Trust Agreement”), among Lincoln National Corporation, an Indiana corporation (the “Company”), and the trustees named therein. Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed thereto in the Trust Agreement.

WHEREAS, Bank One Trust Company, National Association and Bank One Delaware Inc. have been succeeded as trustees of the Trust by The Bank of New York Mellon and BNY Mellon Trust of Delaware, respectively; and

WHEREAS, the Company and The Bank of New York Mellon and BNY Mellon Trust of Delaware wish to acknowledge the appointment and acceptance of the successor trustees pursuant to Section 6 of the Trust Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Bank One Trust Company, National Association and Bank One Delaware Inc. are hereby removed as trustees pursuant to Section 6 of the Trust Agreement by the Company.

2. The Company hereby appoints The Bank of New York Mellon and BNY Mellon Trust of Delaware as successor trustees pursuant to Section 6 of the Trust Agreement.

3. Each of The Bank of New York Mellon and BNY Mellon Trust of Delaware hereby accepts its appointment under the Trust Agreement as successor trustee, and accepts the rights, powers, trusts and duties of a trustee with respect to the Trust, as if it were an original signatory in the capacity as trustee to the Trust Agreement.

4. This Acknowledgement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Acknowledgement as of the day and year first above written.

LINCOLN NATIONAL CORPORATION

By:	/s/ C. Suzanne Womack
Name:	C. Suzanne Womack
Title:	Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Mary Miselis
Name:	Mary Miselis
Title:	Vice President

BNY MELLON TRUST OF DELAWARE, as Trustee

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President